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                                                                    Exhibit 23.1

                    [LETTERHEAD OF KENNETH R. WALTERS, P.A.]

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Lahaina Acquisitions, Inc. on Form S-8 of our report on the financial statements of Lahaina Acquisitions, Inc. dated March 16, 1999, appearing in the Annual Report on Form 10-K/A of Lahaina Acquisitions, Inc. for the fiscal year ended September 30, 1998, filed with the Commission on October 29, 1999.

We consent to the incorporation by reference in this Registration Statement of Lahaina Acquisitions, Inc. on Form S-8 of our report on the financial statements of Beachside Commons I, Inc. dated October 14, 1999, appearing in the Current Report on Form 8-K/A of Lahaina Acquisitions, Inc., dated December 14, 1998 and filed with the Commission on October 29, 1999.


/s/ Kenneth R. Walters
Kenneth R. Walters, P.A.
Fernandina Beach, Florida
November 2, 1999